Exhibit 23.1

          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 29, 1999 incorporated by reference in South Alabama Bancorporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in or made a part of this Registration Statement,



                                   /s/Arthur Andersen LLP

Birmingham, Alabama
June 30, 1999